UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

ELYS GAME TECHNOLOGY CORP.

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Explanatory Note

On October 19, 2022, Elys Game Technology Corp. (the “Company”) issued the following press release in connection with the Company’s 2022 Annual Meeting of the Stockholders.

__________________

Elys Game Technology Schedules Annual Meeting of Shareholders

Shareholder meeting and investor update to be held on November 21, 2022 at the Ocean Casino Resort in Atlantic City

All stockholders of record as of September 28, 2022 are encouraged to vote their shares on or before November 20, 2022

NEW YORK, October 19, 2022 - Elys Game Technology, Corp. (“Elys" or the “Company") (Nasdaq: ELYS)(BER:3UW), an interactive gaming and sports betting technology company, today announced it has scheduled its annual meeting of shareholders, which will be held at 10 a.m. eastern time at the Ocean Casino Resort, 500 Boardwalk, Atlantic City, NJ 08401, United States in the Ocean A & B executive conference rooms.

Elys stockholders at the close of business on the record date of September 28, 2022 should vote before 11:59 p.m. ET on November 20,2022. Elys has commenced mailing to stockholders the definitive proxy statement relating to the annual meeting of stockholders. Stockholders can exercise their votes online, via telephone or by mail.

In addition to conducting the formalities of the meeting, management plans host a demonstration of its sportsbook solution, as well as provide an update on the rollout of its small business sportsbook model; expansion into casinos; and deployment of its mobile platform.

For those investors unable to attend the shareholder meeting in person, the meeting will be available online, details to follow. Investors attending online will be in a listen-only mode and must vote their shares on or before November 20, 2022.

About Elys Game Technology, Corp.

Elys Game Technology, Corp., is a B2B global gaming technology company operating in multiple countries worldwide, with B2C online and land-based gaming operations in Italy. Elys offers its clients a full suite of leisure gaming products and services, such as sports betting, e-sports, virtual sports, online casino, poker, bingo, interactive games and slots in Italy and has operations in five states as well as the District of Columbia in the U.S. market. Elys' vision is to become a global leader in the gaming industry through the development of pioneering and innovative technology.

The Company provides wagering solutions, services online operators, casinos, retail betting establishments and franchise distribution networks. Additional information is available on our corporate website at www.elysgame.com.

Investors may also find us on Twitter @ELYS_gaming.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding management plans to host at the annual meeting of stockholders a demonstration of the Company’s sportsbook solution, as well as provide an update on the rollout of the Company’s small business sportsbook model, expansion into casinos and deployment of its mobile platform. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company's ability to continue the rollout of its small business sportsbook model across the U.S., expand into casinos and deploy its mobile platform, the duration and scope of the COVID-19 outbreak worldwide, including the impact to state and local economies, and the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Company Contacts:

Elys Game Technology, Corp.

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: elys@crescendo-ir.com